Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1161	(949) 981-4496
rebecca@bergmanmack.com
James B. Boyd To Resign as CFO at ESS Technology
     FREMONT, Calif. (June 18, 2007) – ESS Technology, Inc. (NASDAQ:ESST), announced today that James B. Boyd, senior vice president of finance & administration and chief financial officer, has taken a full time position with another company to act as its chief financial officer starting June 20, although he will also continue to act as the interim chief financial officer for ESS until the filings for the June quarter have been made.
     Robert Blair, ESS’s president and chief executive officer, said that a search for a successor is underway, and the company expects to appoint a successor to Mr. Boyd by the time he resigns as chief financial officer of ESS on or about August 14, 2007.
     He added that the company is scheduled to report second quarter results in late July and conduct a conference call for investors immediately after issuing the news release. Details for accessing the conference call and webcast will be announced prior to the call.
     “Jim has served ESS since 2000, a period in which ESS has gone through major transformations and I’d like to thank Jim for his many contributions over the years and wish him well in his new position,” said Mr. Blair.

James B. Boyd Resigns
     About ESS Technology
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq National Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.